The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports First-Quarter 2023 Results

Cincinnati, April 27, 2023 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•First-quarter 2023 net income of $225 million, or $1.42 per share, compared with a net loss of $266 million, or $1.66 per share, in the first quarter of 2022, after recognizing an $84 million first-quarter 2023 after-tax increase in the fair value of equity securities still held.
•$119 million or 46% decrease in non-GAAP operating income* to $141 million, or $0.89 per share, compared with $260 million, or $1.62 per share, in the first quarter of last year.
•$491 million increase in first-quarter 2023 net income, compared with first-quarter 2022, reflecting the after-tax net effect of a $610 million increase in net investment gains and a $138 million decrease in after-tax property casualty underwriting income.
•$68.33 book value per share at March 31, 2023, up $1.12 since year-end.
•3.1% value creation ratio for the first three months of 2023, compared with negative 6.9% for the same period of 2022.
•$7 million difference in adjusted first-quarter 2022 net loss compared with originally reported $273 million, due to adoption of an accounting standards update for long-duration contracts.

Financial Highlights

(Dollars in millions, except per share data)	Three months ended March 31,
	2023	2022	% Change
Revenue Data
Earned premiums	$1,918	$1,693	13
Investment income, net of expenses	210	185	14
Total revenues	2,241	1,218	84
Income Statement Data
Net income (loss)	$225	$(266)	nm
Investment gains and losses, after-tax	84	(526)	nm
Non-GAAP operating income*	$141	$260	(46)
Per Share Data (diluted)
Net income (loss)	$1.42	$(1.66)	nm
Investment gains and losses, after-tax	0.53	(3.28)	nm
Non-GAAP operating income*	$0.89	$1.62	(45)

Book value	$68.33	$74.31	(8)
Cash dividend declared	$0.75	$0.69	9
Diluted weighted average shares outstanding	158.5	160.4	(1)

*    The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures section defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.
    Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.
                                             CINF 1Q23 Release 1

Insurance Operations Highlights
•100.7% first-quarter 2023 property casualty combined ratio, up from 89.9% for the first quarter of 2022.
•6% growth in first-quarter net written premiums, including price increases, premium growth initiatives and a higher level of insured exposures.
•$251 million first-quarter 2023 property casualty new business written premiums, up 3%. Agencies appointed since the beginning of 2022 contributed $13 million or 5% of total new business written premiums.
•$19 million first-quarter 2023 life insurance subsidiary net income, up $2 million from the first quarter of 2022, and 4% growth in first-quarter 2023 term life insurance earned premiums.
Investment and Balance Sheet Highlights
•14% or $25 million increase in first-quarter 2023 pretax investment income, including a 14% increase for bond interest income and a 2% increase for stock portfolio dividends.
•Three-month increase of 3% in fair value of total investments at March 31, 2023, including a 5% increase for the bond portfolio and a 1% increase for the stock portfolio.
•$4.321 billion parent company cash and marketable securities at March 31, 2023, up 3% from year-end 2022.

Investment Income Leads Profitability
Steven J. Johnston, chairman and chief executive officer, commented: “Rising income in our investment portfolio offset a small first-quarter underwriting loss as we helped policyholders recover from widespread spring storms. Pretax investment income rose 14% driven primarily by higher interest income from our bond portfolio. Consolidated operating income was $141 million or $0.89 per share compared with $260 million or $1.62 per share in last year's first quarter.
“Turning to our insurance operations, our first-quarter 2023 combined ratio of 100.7% included 12.8 percentage points related to natural catastrophe losses, more than double our five-year historical first-quarter average.

“The increase in weather-related catastrophes masked the steady improvements we are making to our underlying business. Before catastrophe loss effects, our property casualty combined ratio improved by 0.2 points to 87.9% compared with last year’s first quarter. The current accident year combined ratio before catastrophe loss effects also improved, lowering 0.1 points to 90.1% compared with full-year 2022.
“We continued to build on our record of 34 consecutive years of overall favorable reserve development with first-quarter net favorable reserve development on prior accident years up 0.7 points compared with first-quarter 2022.”
Maintaining Underwriting Discipline
“We’re pleased with the premium increases reported by each of our property casualty segments. Consolidated property casualty first-quarter net written premiums grew 6%, including higher average pricing than the fourth quarter of 2022. Commercial lines pricing rose on average at percentages near the high end of the mid-single-digit range. Excess and surplus lines pricing rose on average at a high-single-digit percentage rate, while personal lines improved to average mid-single-digit percentage rate increases. Ongoing efforts to segment policies should also help improve profitability, as we seek more adequate pricing on individual policies based on their specific characteristics.
“The main driver for our growth continues to come from the excellent relationships we develop and nurture with our agencies. To keep the momentum going, we continue to look for opportunities to appoint new agents while still delivering the superior service that our agents value. So far this year, we've appointed 66 agencies that sell most or all of our property casualty products.
“Our diversified product portfolio also supports our ability to grow profitably. Combined, Cincinnati Global Underwriting Ltd.SM and Cincinnati Re® contributed $294 million to net written premiums and $36 million to our first-quarter underwriting profit. The Cincinnati Life Insurance Company also had a strong first-quarter, contributing $19 million of net income.”
Book Value Rises
“Book value increased $1.12 since year-end 2022 to $68.33, and consolidated cash and total investments topped $24 billion. Our ample capital allows us to execute on our long-term strategies and, at the same time, continue to pay dividends to shareholders.

In January, the board of directors expressed its confidence in our financial strength by again raising the quarterly cash dividend. Our value creation ratio, which considers those dividends as well as growth in book value, was 3.1% for the first quarter. Our associates remain committed to continual improvement, strengthening our ability to compete by enhancing the advantages of our local independent agencies. That has been and continues to be our plan for creating shareholder value far into the future.”
                                             CINF 1Q23 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended March 31,
	2023	2022	% Change
Earned premiums	$1,841	$1,618	14
Fee revenues	2	3	(33)
Total revenues	1,843	1,621	14

Loss and loss expenses	1,317	956	38
Underwriting expenses	536	500	7
Underwriting profit (loss)	$(10)	$165	nm

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	71.6%	59.1%	12.5
Underwriting expenses	29.1	30.8	(1.7)
Combined ratio	100.7%	89.9%	10.8

			% Change
Agency renewal written premiums	$1,535	$1,397	10
Agency new business written premiums	251	244	3
Other written premiums	233	258	(10)
Net written premiums	$2,019	$1,899	6

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	61.0%	58.5%	2.5
Current accident year catastrophe losses	13.8	3.1	10.7
Prior accident years before catastrophe losses	(2.2)	(1.2)	(1.0)
Prior accident years catastrophe losses	(1.0)	(1.3)	0.3
Loss and loss expense ratio	71.6%	59.1%	12.5

Current accident year combined ratio before catastrophe losses	90.1%	89.3%	0.8

•$120 million or 6% growth of first-quarter 2023 property casualty net written premiums, reflecting premium growth initiatives, price increases and a higher level of insured exposures. The contribution to growth from Cincinnati Re® and Cincinnati Global Underwriting Ltd.SM in total was negative by 1 percentage point.
•$7 million or 3% increase in first-quarter 2023 new business premiums written by agencies. The growth included a $12 million increase in standard market property casualty production from agencies appointed since the beginning of 2022.
•66 new agency appointments in the first three months of 2023, including 23 that market only our personal lines products.
•10.8 percentage-point first-quarter 2023 combined ratio increase, including an increase of 11.0 points from higher catastrophe losses and elevated inflation effects.
•3.2 percentage-point first-quarter 2023 benefit from favorable prior accident year reserve development of $59 million, compared with 2.5 points or $41 million for first-quarter 2022.
•2.5 percentage-point increase, to 61.0%, for the three-month 2023 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 9.2 points for the portion estimated as reserves for claims incurred but not reported (IBNR) and a decrease of 6.7 points for the case incurred portion.
•1.7 percentage-point decrease in the first-quarter 2023 underwriting expense ratio, compared with the same period of 2022, primarily due to lower levels of profit-sharing commissions for agencies.
                                             CINF 1Q23 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended March 31,
	2023	2022	% Change
Earned premiums	$1,056	$962	10
Fee revenues	1	1	0
Total revenues	1,057	963	10

Loss and loss expenses	748	586	28
Underwriting expenses	311	301	3
Underwriting profit (loss)	$(2)	$76	nm

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	70.9%	61.0%	9.9
Underwriting expenses	29.5	31.3	(1.8)
Combined ratio	100.4%	92.3%	8.1

			% Change
Agency renewal written premiums	$1,041	$970	7
Agency new business written premiums	134	156	(14)
Other written premiums	(34)	(30)	(13)
Net written premiums	$1,141	$1,096	4

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	63.9%	61.2%	2.7
Current accident year catastrophe losses	10.0	1.7	8.3
Prior accident years before catastrophe losses	(3.4)	(1.6)	(1.8)
Prior accident years catastrophe losses	0.4	(0.3)	0.7
Loss and loss expense ratio	70.9%	61.0%	9.9

Current accident year combined ratio before catastrophe losses	93.4%	92.5%	0.9

•$45 million or 4% growth in first-quarter 2023 commercial lines net written premiums, primarily due to higher agency renewal written premiums.
•$71 million or 7% increase in first-quarter renewal written premiums, with commercial lines average renewal pricing increases near the high end of the mid-single-digit percent range.
•$22 million or 14% decrease in first-quarter 2023 new business written by agencies, due to underwriting discipline in a highly competitive market.
•8.1 percentage-point first-quarter 2023 combined ratio increase, including an increase of 9.0 points from higher catastrophe losses.
•3.0 percentage-point first-quarter 2023 benefit from favorable prior accident year reserve development of $32 million, compared with 1.9 points or $18 million for first-quarter 2022.
                                             CINF 1Q23 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended March 31,
	2023	2022	% Change
Earned premiums	$464	$402	15
Fee revenues	1	1	0
Total revenues	465	403	15

Loss and loss expenses	386	215	80
Underwriting expenses	136	123	11
Underwriting profit (loss)	$(57)	$65	nm

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	83.3%	53.5%	29.8
Underwriting expenses	29.2	30.4	(1.2)
Combined ratio	112.5%	83.9%	28.6

			% Change
Agency renewal written premiums	$388	$333	17
Agency new business written premiums	79	52	52
Other written premiums	(19)	(11)	(73)
Net written premiums	$448	$374	20

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	59.9%	55.0%	4.9
Current accident year catastrophe losses	30.1	6.9	23.2
Prior accident years before catastrophe losses	(1.3)	(3.2)	1.9
Prior accident years catastrophe losses	(5.4)	(5.2)	(0.2)
Loss and loss expense ratio	83.3%	53.5%	29.8

Current accident year combined ratio before catastrophe losses	89.1%	85.4%	3.7

•$74 million or 20% growth in first-quarter 2023 personal lines net written premiums, including higher renewal written premiums that benefited from rate increases in the mid-single-digit percent range and higher policy retention rates. Cincinnati Private ClientSM first-quarter 2023 net written premiums from our agencies’ high net worth clients grew 32%, to $233 million.
•$27 million or 52% increase in first-quarter 2023 new business premiums written by agencies, including $13 million for Cincinnati Private Client markets and expanded use of enhanced pricing precision tools in other personal lines markets.
•28.6 percentage-point first-quarter 2023 combined ratio increase, including an increase of 23.0 points from higher catastrophe losses and higher current accident year loss and loss expenses that reflect rising economic inflation primarily for our personal auto and other personal lines of business.
•6.7 percentage-point first-quarter 2023 benefit from favorable prior accident year reserve development of $31 million, compared with 8.4 points or $34 million for first-quarter 2022.

                                             CINF 1Q23 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended March 31,
	2023	2022	% Change
Earned premiums	$127	$112	13
Fee revenues	—	1	(100)
Total revenues	127	113	12

Loss and loss expenses	81	66	23
Underwriting expenses	33	31	6
Underwriting profit	$13	$16	(19)

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	64.2%	58.3%	5.9
Underwriting expenses	25.7	27.6	(1.9)
Combined ratio	89.9%	85.9%	4.0

			% Change
Agency renewal written premiums	$106	$94	13
Agency new business written premiums	38	36	6
Other written premiums	(8)	(6)	(33)
Net written premiums	$136	$124	10

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	69.2%	61.8%	7.4
Current accident year catastrophe losses	1.5	1.5	0.0
Prior accident years before catastrophe losses	(6.2)	(4.6)	(1.6)
Prior accident years catastrophe losses	(0.3)	(0.4)	0.1
Loss and loss expense ratio	64.2%	58.3%	5.9

Current accident year combined ratio before catastrophe losses	94.9%	89.4%	5.5

•$12 million or 10% growth in first-quarter 2023 excess and surplus lines net written premiums, including higher renewal written premiums that benefited from price increases averaging in the high-single-digit percent range.
•$2 million or 6% increase in first-quarter new business written by agencies, reflecting a highly competitive market particularly for larger policies.
•4.0 percentage-point first-quarter 2023 combined ratio increase, driven by an increase of 7.4 points in current accident year loss and loss expenses that included an increase of 13.1 points for the IBNR portion and a decrease of 5.7 points for the case incurred portion, partially offset by a decrease of 1.9 points from underwriting expenses.
•6.5 percentage-point first-quarter 2023 benefit from favorable prior accident year reserve development of $9 million, compared with 5.0 points or $5 million for first-quarter 2022.

                                             CINF 1Q23 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended March 31,
	2023	2022	% Change
Term life insurance	$56	$54	4
Whole life insurance	12	11	9
Universal life and other	9	10	(10)
Earned premiums	77	75	3
Investment income, net of expenses	45	42	7
Investment gains and losses, net	1	—	nm
Fee revenues	2	1	100
Total revenues	125	118	6
Contract holders’ benefits incurred	81	76	7
Underwriting expenses incurred	20	20	0
Total benefits and expenses	101	96	5
Net income before income tax	24	22	9
Income tax provision	5	5	0
Net income of the life insurance subsidiary	$19	$17	12

•$2 million increase in first-quarter 2023 earned premiums, including a 4% increase for term life insurance, our largest life insurance product line.
•$2 million increase in three-month 2023 life insurance subsidiary net income, primarily from more favorable mortality experience and higher investment income, partially offset by less favorable impacts from the unlocking of interest rate actuarial assumptions.
•$19 million or 2% three-month 2023 increase, to $1.039 billion, in GAAP shareholders’ equity for the life insurance subsidiary, primarily from net income.
                                             CINF 1Q23 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended March 31,
	2023	2022	% Change
Investment income, net of expenses	$210	$185	14
Investment interest credited to contract holders	(30)	(27)	(11)
Investment gains and losses, net	106	(666)	nm
Investments profit (loss)	$286	$(508)	nm

Investment income:
Interest	$140	$123	14
Dividends	66	65	2
Other	7	1	600
Less investment expenses	3	4	(25)
Investment income, pretax	210	185	14
Less income taxes	34	29	17
Total investment income, after-tax	$176	$156	13

Investment returns:
Average invested assets plus cash and cash equivalents	$24,649	$24,677
Average yield pretax	3.41%	3.00%
Average yield after-tax	2.86	2.53
Effective tax rate	16.1	15.6
Fixed-maturity returns:
Average amortized cost	$13,171	$12,280
Average yield pretax	4.25%	4.01%
Average yield after-tax	3.52	3.33
Effective tax rate	17.3	17.0

•$25 million or 14% rise in first-quarter 2023 pretax investment income, including a 14% increase in interest income from fixed-maturity securities and a 2% increase in equity portfolio dividends.
•$269 million first-quarter 2023 pretax total investment gains, summarized in the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended March 31,
	2023	2022
Investment gains and losses on equity securities sold, net	$(1)	$8
Unrealized gains and losses on equity securities still held, net	106	(683)
Investment gains and losses on fixed-maturity securities, net	—	3
Other	1	6
Subtotal - investment gains and losses reported in net income	106	(666)
Change in unrealized investment gains and losses - fixed maturities	163	(746)
Total	$269	$(1,412)

                                             CINF 1Q23 Release 8

Balance Sheet Highlights

(Dollars in millions, except share data)	At March 31,	At December 31,
	2023	2022
Total investments	$23,123	$22,425
Total assets	30,474	29,732
Short-term debt	50	50
Long-term debt	789	789
Shareholders’ equity	10,741	10,562
Book value per share	68.33	67.21
Debt-to-total-capital ratio	7.2%	7.4%

•$24.078 billion in consolidated cash and total investments at March 31, 2023, an increase of 2% from $23.689 billion at year-end 2022.
•$12.678 billion bond portfolio at March 31, 2023, with an average rating of A2/A. Fair value increased $546 million during the first quarter of 2023, including $303 million in net purchases of fixed-maturity securities.
•$9.967 billion equity portfolio was 43.1% of total investments, including $5.656 billion in appreciated value before taxes at March 31, 2023. First-quarter 2023 increase in fair value of $126 million, including $18 million in net purchases of equity securities.
•$1.12 first-quarter 2023 increase in book value per share, including an addition of $0.90 from net income before investment gains and $1.34 from investment portfolio net investment losses or changes in unrealized gains for fixed-maturity securities, partially offset by $0.37 for other items and $0.75 from dividends declared to shareholders.
•Value creation ratio of 3.1% for the first three months of 2023, including 1.3% from net income before investment gains, which includes underwriting and investment income, and 1.9% from investment portfolio net investment gains and changes in unrealized gains for fixed-maturity securities.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.
About Cincinnati Financial
Cincinnati Financial Corporation offers primarily business, home and auto insurance through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

                                             CINF 1Q23 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2022 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 32.
Factors that could cause or contribute to such differences include, but are not limited to:
•Effects of the COVID-19 pandemic that could affect results for reasons such as:
•Securities market disruption or volatility and related effects such as decreased economic activity and continued supply chain disruptions that affect our investment portfolio and book value
•An unusually high level of claims in our insurance or reinsurance operations that increase litigation-related expenses
•An unusually high level of insurance losses, including risk of legislation or court decisions extending business interruption insurance in commercial property coverage forms to cover claims for pure economic loss related to the COVID-19 pandemic
•Decreased premium revenue and cash flow from disruption to our distribution channel of independent agents, consumer self-isolation, travel limitations, business restrictions and decreased economic activity
•Inability of our workforce, agencies or vendors to perform necessary business functions
•Ongoing developments concerning business interruption insurance claims and litigation related to the COVID-19 pandemic that affect our estimates of losses and loss adjustment expenses or our ability to reasonably estimate such losses, such as:
•The continuing duration of the pandemic and governmental actions to limit the spread of the virus that may produce additional economic losses
•The number of policyholders that will ultimately submit claims or file lawsuits
•The lack of submitted proofs of loss for allegedly covered claims
•Judicial rulings in similar litigation involving other companies in the insurance industry
•Differences in state laws and developing case law
•Litigation trends, including varying legal theories advanced by policyholders
•Whether and to what degree any class of policyholders may be certified
•The inherent unpredictability of litigation
•Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns (whether as a result of global climate change or otherwise), environmental events, war or political unrest, terrorism incidents, cyberattacks, civil unrest or other causes
•Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance, due to inflationary trends or other causes
•Inadequate estimates or assumptions, or reliance on third-party data used for critical accounting estimates
•Declines in overall stock market values negatively affecting our equity portfolio and book value
•Interest rate fluctuations or other factors that could significantly affect:
•Our ability to generate growth in investment income
•Values of our fixed-maturity investments, including accounts in which we hold bank-owned life insurance contract assets
•Our traditional life policy reserves
•Domestic and global events, such as Russia’s invasion of Ukraine and recent disruptions in the banking and financial services industry, resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
•Significant or prolonged decline in the fair value of a particular security or group of securities and impairment of the asset(s)
•Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
•Significant rise in losses from surety or director and officer policies written for financial institutions or other insured entities
•Our inability to manage Cincinnati Global or other subsidiaries to produce related business opportunities and growth prospects for our ongoing operations
•Recession, prolonged elevated inflation or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
                                             CINF 1Q23 Release 10

•Ineffective information technology systems or discontinuing to develop and implement improvements in technology may impact our success and profitability
•Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our or our agents’ ability to conduct business; disrupt our relationships with agents, policyholders and others; cause reputational damage, mitigation expenses and data loss and expose us to liability under federal and state laws
•Difficulties with our operations and technology that may negatively impact our ability to conduct business, including cloud-based data information storage, data security, cyberattacks, remote working capabilities, and/or outsourcing relationships and third-party operations and data security
•Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products
•Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness
•Intense competition, and the impact of innovation, technological change and changing customer preferences on the insurance industry and the markets in which we operate, could harm our ability to maintain or increase our business volumes and profitability
•Changing consumer insurance-buying habits and consolidation of independent insurance agencies could alter our competitive advantages
•Inability to obtain adequate ceded reinsurance on acceptable terms, amount of reinsurance coverage purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers
•Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•Inability of our subsidiaries to pay dividends consistent with current or past levels
•Events or conditions that could weaken or harm our relationships with our independent agencies and hamper opportunities to add new agencies, resulting in limitations on our opportunities for growth, such as:
•Downgrades of our financial strength ratings
•Concerns that doing business with us is too difficult
•Perceptions that our level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
•Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace
•Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
•Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
•Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
•Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
•Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
•Increase our provision for federal income taxes due to changes in tax law
•Increase our other expenses
•Limit our ability to set fair, adequate and reasonable rates
•Place us at a disadvantage in the marketplace
•Restrict our ability to execute our business model, including the way we compensate agents
•Adverse outcomes from litigation or administrative proceedings, including effects of social inflation and third-party litigation funding on the size of litigation awards
•Events or actions, including unauthorized intentional circumvention of controls, that reduce our future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
                                             CINF 1Q23 Release 11

•Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•Our inability, or the inability of our independent agents, to attract and retain personnel in a competitive labor market, impacting the customer experience and altering our competitive advantages
•Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location or work effectively in a remote environment
Further, our insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. We also are subject to public and regulatory initiatives that can affect the market value for our common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

                                             CINF 1Q23 Release 12

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)	March 31,	December 31,
	2023	2022
Assets
Investments	$23,123	$22,425
Cash and cash equivalents	955	1,264
Premiums receivable	2,509	2,322
Reinsurance recoverable	698	665
Deferred policy acquisition costs	1,048	1,013
Other assets	2,141	2,043
Total assets	$30,474	$29,732

Liabilities
Insurance reserves	$11,752	$11,415
Unearned premiums	3,890	3,689
Deferred income tax	1,104	1,054
Long-term debt and lease obligations	845	841
Other liabilities	2,142	2,171
Total liabilities	19,733	19,170

Shareholders’ Equity
Common stock and paid-in capital	1,795	1,789
Retained earnings	11,818	11,711
Accumulated other comprehensive income	(527)	(614)
Treasury stock	(2,345)	(2,324)
Total shareholders' equity	10,741	10,562
Total liabilities and shareholders' equity	$30,474	$29,732

(Dollars in millions, except per share data)	Three months ended March 31,
	2023	2022
Revenues
Earned premiums	$1,918	$1,693
Investment income, net of expenses	210	185
Investment gains and losses, net	106	(666)
Other revenues	7	6
Total revenues	2,241	1,218

Benefits and Expenses
Insurance losses and contract holders' benefits	1,398	1,032
Underwriting, acquisition and insurance expenses	556	520
Interest expense	14	13
Other operating expenses	5	4
Total benefits and expenses	1,973	1,569

Income (Loss) Before Income Taxes	268	(351)

Provision (Benefit) for Income Taxes	43	(85)

Net Income (Loss)	$225	$(266)

Per Common Share:
Net income (loss)—basic	$1.43	$(1.66)
Net income (loss)—diluted	1.42	(1.66)

                                             CINF 1Q23 Release 13

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.
For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.
•    Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.
•Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

                                             CINF 1Q23 Release 14

Cincinnati Financial Corporation

Net Income Reconciliation

(Dollars in millions, except per share data)	Three months ended March 31,
	2023	2022
Net income (loss)	$225	$(266)
Less:
Investment gains and losses, net	106	(666)
Income tax on investment gains and losses	(22)	140
Investment gains and losses, after-tax	84	(526)
Non-GAAP operating income	$141	$260

Diluted per share data:
Net income (loss)	$1.42	$(1.66)
Less:
Investment gains and losses, net	0.67	(4.15)
Income tax on investment gains and losses	(0.14)	0.87
Investment gains and losses, after-tax	0.53	(3.28)
Non-GAAP operating income	$0.89	$1.62

Life Insurance Reconciliation

(Dollars in millions)	Three months ended March 31,
	2023	2022
Net income of the life insurance subsidiary	$19	$17
Investment gains and losses, net	1	—
Income tax on investment gains and losses	—	—
Non-GAAP operating income	18	17

Investment income, net of expenses	(45)	(42)
Investment income credited to contract holders	30	27
Income tax excluding tax on investment gains and losses, net	5	5
Life insurance segment profit	$8	$7

                                             CINF 1Q23 Release 15

Property Casualty Insurance Reconciliation
(Dollars in millions)	Three months ended March 31, 2023
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$2,019	$1,141	$448	$136	$294
Unearned premiums change	(178)	(85)	16	(9)	(100)
Earned premiums	$1,841	$1,056	$464	$127	$194

Underwriting profit (loss)	$(10)	$(2)	$(57)	$13	$36

(Dollars in millions)	Three months ended March 31, 2022
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,899	$1,096	$374	$124	$305
Unearned premiums change	(281)	(134)	28	(12)	(163)
Earned premiums	$1,618	$962	$402	$112	$142

Underwriting profit	$165	$76	$65	$16	$8

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. *Included in Other are the results of Cincinnati Re and Cincinnati Global.

                                             CINF 1Q23 Release 16

Cincinnati Financial Corporation
Other Measures
•Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.
•    Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended March 31,
	2023	2022
Book value change per share
Book value as originally reported March 31, 2022		$75.43
Cumulative effect of change in accounting for long-duration insurance contracts, net of tax		(1.12)
Book value as adjusted March 31, 2022		$74.31

Value creation ratio:
End of period book value* - as originally reported	$68.33	$75.43
Less beginning of period book value - as originally reported	67.01	81.72
Change in book value - as originally reported	1.32	(6.29)
Dividend declared to shareholders	0.75	0.69
Total value creation	$2.07	$(5.60)

Value creation ratio from change in book value**	2.0%	(7.7)%
Value creation ratio from dividends declared to shareholders***	1.1	0.8
Value creation ratio	3.1%	(6.9)%

* Book value per share is calculated by dividing end of period total shareholders' equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

                                             CINF 1Q23 Release 17